U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): October 22, 2009

AVANI INTERNATIONAL GROUP INC.

(Name of Small Business Issuer in its charter)

Nevada                 000-23319                      88-0367866

(State of           Commission File No.        (I.R.S. Employer

Incorporation)                                 I.D. Number)

108-2419 Bellevue Ave. West Vancouver, B.C. V7V 4T4 Canada

(Address of principal executive offices)              (Zip Code)

Registrant's telephone number (604)-913 2386

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors.

On October 22 2009, Mr. Robert Wang resigned in his capacity the Company’s Chairman, President and Chief Executive Officer. Mr. Wang did not resign over disagreements with the Company on any matter relating to our operations, policies or practices.

Appointment of New Chief Financial Officer

On October 22 2009, the Company’s Board of Directors appointed Mr. Dennis Robinson as its Chairman, President and Chief Executive Officer. Mr. Robinson (age 70) has been a director of the Company since May 1999. There are no family relationships between Mr. Robinson and any of our other executive officers or directors. There have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which Mr. Robinson had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which Mr. Robinson is a party or in which he participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Mr. Robinson serves in such executive positions at the discretion of the Board. Other than as described herein, there is no arrangement or understanding between  Mr. Robinson and any other person pursuant to which Mr. Robinson was elected as an officer.

Item 9.01. Financial Statements And Exhibits

99.1 Resignation Letter of Robert Wang.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avani International Group, Inc.

October 26, 2009

/s/ Dennis Robinson

Dennis Robinson

Chairman

3